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                                                                   Exhibit 2.1.1

                           PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of the 26th day of February, 1999 ("CONTRACT DATE"), by and between COPLEY INVESTORS LIMITED PARTNERSHIP, a limited partnership organized under the laws of the State of Delaware ("CILP"), and CORPORATE ACQUISITIONS, INC., a Delaware corporation ("BUYER"), for the purpose of setting forth the agreement of the parties hereto, and is joined in for the limited purposes set forth herein by Anchor Title Company of Columbia, Maryland (the "TITLE COMPANY"), M.O.R. Commons Limited Partnership ("MOR"), Corporate Office Properties, L.P. ("COP LP") and CILP/Commons Office Limited Partnership, a limited partnership organized under the laws of the State of Delaware ("COLP").

                                   BACKGROUND

         A. CILP and COLP are the sole general partners of Commons Office Research Partnership, a general partnership organized under the laws of the State of Maryland (the "PARTNERSHIP"), and governed by a Second Amended and Restated General Partnership Agreement dated as of June 1, 1997 (the "PARTNERSHIP AGREEMENT"). CILP and COLP together hold 100% of the partnership interests in the Partnership (CILP's interest in the Partnership being referred to as the "CILP PARTNERSHIP INTEREST," and COLP's interest in the Partnership being referred to as the "COLP PARTNERSHIP INTEREST").

         B. CILP and MOR are the sole partners of COLP, CILP being the sole general partner and MOR being the sole limited partner (CILP's interest in COLP being referred to as the "CILP COLP INTEREST" and MOR's interest in COLP being referred to as the "MOR COLP INTEREST").

         C. The Partnership is the owner of the following real and personal property (collectively, the "PROPERTY"):

                  1. The parcels of land described on EXHIBIT A attached hereto (the "LAND"), together with all rights, easements and interests appurtenant thereto, including, but not limited to, any streets or other public ways adjacent to the Land and any water or mineral rights owned by the Partnership;

                  2. All improvements located on the Land, including, but not limited to, all buildings, structures, systems, and utilities (all such improvements being collectively referred to herein as the "IMPROVEMENTS"), but excluding improvements, if any, owned by the tenants of such buildings ("TENANTS");

                  3. All fixtures, equipment, furniture, furnishings, appliances, supplies and other personal property of every nature and description attached or

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pertaining to, or otherwise used in connection with, the Land and Improvements, owned by the Partnership and located within the Land and Improvements (the "PERSONALTY"); and

                  4. All intangible property used or useful in connection with the foregoing including, without limitation, all trademarks, tradenames, development rights, entitlements, contract rights, tenant improvement loans, guarantees, licenses, permits and warranties (collectively, the "INTANGIBLE PERSONAL PROPERTY").

         D. Subject to the negotiation of such mutually acceptable agreements, if any, as MOR and/or COP LP deem reasonably necessary, MOR is prepared, simultaneously with the Closing hereunder, to transfer, assign and convey the MOR COLP Interest to COP LP in exchange for a seven (7) unit interest in COP LP (the "COP INTEREST"), and COP LP is prepared to transfer, assign and convey the COP Interest to MOR in exchange for the MOR COLP Interest, all on the terms and conditions hereinafter set forth, and as may be set forth in any separate agreements between MOR and/or COP LP (which separate agreements shall not be inconsistent with the terms hereof). The MOR COLP Interest is encumbered by that certain Amended and Restated Pledge and Security Agreement of M.O.R. Commons Limited Partnership dated January 1, 1991 (the "PLEDGE AGREEMENT") by and between MOR, as Debtor, and CILP, as Secured Party, securing MOR's obligations under that certain Amended and Restated Promissory Note dated January 1, 1991 from MOR to CILP in the original principal amount of Eight Million Eight Hundred Fifty-Six Thousand Four Hundred Fifty-Four Dollars and Forty Cents ($8,856,454.40) (the "NOTE"). All sums due under the Note, including all outstanding principal and interest accrued through the date the Note is paid in full, plus additional such additional principal as may have been advanced and interest thereon, is hereafter referred to as the "DEBT." The MOR COLP Interest shall be transferred to COP LP subject to the Debt, which COP LP shall assume, and COP LP shall, immediately thereafter, at the Closing, pay to CILP, in addition to the Purchase Price, the full amount of the Debt then outstanding.


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         E. CILP is prepared to sell, transfer, assign and convey to Buyer the
CILP Partnership Interest and the CILP COLP Interest, and Buyer desires to purchase and accept the same from CILP for the Purchase Price (hereafter defined) and on the other terms and conditions hereinafter set forth.

         F. The Partnership holds title to that portion of the Property described in EXHIBIT A as Building J ("BUILDING J") as nominee for MCA Phase III-A Limited Partnership, a Connecticut limited partnership ("MCA"). CILP desires to cause the Partnership, as general partner of MCA, and The Travelers Insurance Company ("TRAVELERS"), as limited partner of MCA, to convey their respective interests in MCA to Buyer, and Buyer desires to purchase and accept the same from the Partnership and Travelers, respectively, for the Purchase Price and on the other terms and conditions hereinafter set forth.

                              TERMS AND CONDITIONS

         In consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree:

         1. SALE AND PURCHASE. CILP hereby agrees to sell, transfer and convey to Buyer the CILP Partnership Interest and the CILP COLP Interest and Buyer hereby agrees to purchase and accept the same from CILP, all for the Purchase Price and on and subject to the other terms and conditions set forth in this Agreement.

         1A. EXCHANGE OF UNITS. Subject to the negotiation and execution of such mutually acceptable agreements, if any, as MOR and/or COP LP deem reasonably necessary, simultaneously with the Closing hereunder, MOR shall transfer, assign and convey the MOR COLP Interest to COP LP (subject to the Debt) in exchange for the COP Interest, and COP LP shall simultaneously transfer, assign and convey the COP Interest to MOR in exchange for the MOR COLP Interest. Simultaneously with the aforesaid exchange, COP LP shall assume the Debt and shall immediately thereafter pay the Debt in full to CILP. In no event shall CILP be obligated to extend the Closing Date to permit the consummation of the aforesaid transaction between MOR and COP LP, nor shall CILP be obligated to incur any additional costs or assume any additional obligations or liabilities as a result thereof.

         2. PURCHASE PRICE. As used herein, the term "PURCHASE PRICE" shall mean:

                  (a) The sum of One Million Six Hundred Eleven Thousand Two Hundred Eighty-One and 08/100 Dollars ($1,611,281.08) and the amount of cash held by the Partnership on the Closing Date (the "MARCH 26 PURCHASE PRICE") if the Closing occurs on March 26, 1999;


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                  (b) If the Closing occurs prior to March 26, 1999, the sum of
(i) the March 26 Purchase Price plus (ii) the product of Seven Thousand Fifty-Nine and 83/100 Dollars ($7,059.83) (the "DAILY ADJUSTMENT") and the number of days between the date of Closing and March 26, 1999. For purposes of illustration only, if the Closing occurs on March 24, 1999, and the Partnership holds no cash on the Closing Date, then the Purchase Price shall be $1,625,400.74 (I.E., the March 26 Purchase Price plus $14,119.66, the product of the Daily Adjustment and two (2) days); and

                  (c) If the Closing occurs after March 26, 1999, the difference between (i) the March 26 Purchase Price and (ii) the product of the Daily Adjustment and the number of days between March 26, 1999 and the date of Closing. For purposes of illustration only, if the Closing occurs on March 29, 1999, and the Partnership holds no cash on the Closing Date, the Purchase Price shall be $1,590,101.59 (I.E., the March 26 Purchase Price minus $21,179.49, the product of the Daily Adjustment and three (3) days).

The Purchase Price shall, subject to the terms and conditions hereinafter set forth, be paid to CILP by Buyer as follows:

                  2.1. DEPOSIT. Concurrent with the execution and delivery of this Agreement by Buyer, Buyer shall deliver to the Title Company Five Hundred Thousand Dollars ($500,000.00) (the "FIRST DEPOSIT"). Upon the expiration of the Second Inspection Period (as hereafter defined), Buyer shall deliver to the Title Company an additional Five Hundred Thousand Dollars ($500,000.00) (the "SECOND DEPOSIT") (the First Deposit and the Second Deposit are hereafter individually and collectively referred to as the "DEPOSIT"). The Deposit shall be held by the Title Company in accordance with the terms of Section 12 hereof. If the Closing (hereafter defined) occurs, any interest earned on the Deposit shall be paid to Buyer at the time of Closing; otherwise any interest earned on the Deposit shall be paid to the party entitled to the Deposit pursuant to the terms of this Agreement.

                  2.2. PAYMENT AT CLOSING; FUNDING AGREEMENT. At the consummation of the transaction contemplated hereby (the "CLOSING"), Buyer shall deliver to the Title Company cash in an amount equal to the Purchase Price less the Deposit. The Purchase Price, subject to adjustments and apportionments as set forth herein, shall be paid at Closing by wire transfer of immediately available federal funds, transferred to the order or account of CILP or such other person as CILP may designate in writing. In no event shall COLP, MOR or COP LP be entitled to any portion of the Purchase Price. Buyer shall not be responsible for the allocation of the Purchase Price among CILP and the constituent partners of MCA.

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         3. REPRESENTATIONS AND WARRANTIES. Except (A) as otherwise set forth in the written schedules attached to this Agreement (the "SCHEDULES"), if any, which set forth the exceptions to the representations and warranties contained in this Section 3 and certain other information called for by this Agreement (unless otherwise specified, (i) each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Schedules and (ii) no disclosure made in any particular numbered schedule of the Schedules shall be deemed made in any other numbered schedule of the Schedules unless expressly made therein (by cross-reference or otherwise)), and
(B) as expressly set forth in any document delivered to the Buyer by CILP, COLP, the Partnership or MOR prior to the Closing, CILP, COLP and/or MOR, (solely as to the matter set forth in Section 3.2(b)) as the case may be, represent and warrant to Buyer that the following matters are true and correct as of the Contract Date, in all material respects, and shall be true and correct as of the Closing Date (hereafter defined), in all material respects, and further covenant as set forth below. All representations, warranties and covenants made in this
Section 3 are made for the benefit of Buyer only, and all parties hereto agree that no party other than Buyer may rely thereon.

                  3.1. REPRESENTATIONS AND WARRANTIES OF CILP.

                           (a) ORGANIZATION AND AUTHORITY.  CILP has been duly
organized and is validly existing under the laws of the State of Delaware. The execution and delivery of this Agreement by CILP, and the performance of this Agreement by CILP, have been duly authorized by CILP, and, to the best of CILP's knowledge, this Agreement is binding on CILP and enforceable against it in accordance with its terms. Except for the Traveler's Approval and the SAIC Estoppel (each described below), no consent of any creditor, investor, partner, shareholder, tenant-in-common, judicial or administrative body, Governmental Authority, or other governmental body or agency, or other party to such execution, delivery and performance by CILP is required. Subject to the execution of the Traveler's Approval and the SAIC Estoppel, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in a breach of, default under, or acceleration of, any agreement to which CILP is a party or by which CILP or the Property are bound; or (ii) violate any restriction, court order, agreement or other legal obligation to which CILP and/or the Property are subject. For the purposes of this Agreement, "GOVERNMENTAL AUTHORITY/AUTHORITIES" shall mean any agency, commission, department or body of any municipal, township, county, local, state or Federal governmental or quasi-governmental regulatory unit, entity or authority having jurisdiction or authority over all or any portion of the Property or the management, operation, use or improvement thereof. CILP has the full right and authority to transfer good title to

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the CILP Partnership Interest and the CILP COLP Interest free and clear of all liens, encumbrances or other claims and to consummate or cause to be consummated the transactions contemplated by this Agreement.

                           (b) PENDING ACTIONS. To CILP's knowledge, CILP has
not received written notice of any action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against CILP which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transactions contemplated by this Agreement.

                  3.2 REPRESENTATIONS AND WARRANTIES OF CILP AND MOR.

                           (a) CILP is the sole general partner of COLP and owns
a fifty percent (50%) partnership interest in COLP.

                           (b) MOR is a limited partner of COLP and owns a fifty
percent (50%) partnership interest in COLP.

                  3.3 REPRESENTATIONS AND WARRANTIES OF CILP AND COLP. CILP and COLP are the sole general partners of the Partnership, and CILP and COLP, together, hold one hundred percent (100%) of the Partnership Interests in the Partnership.

                  3.4 FURTHER REPRESENTATIONS AND WARRANTIES OF CILP.

                           (a) ORGANIZATION OF THE PARTNERSHIP. The Partnership
has been duly organized and is validly existing under the laws of the State of Maryland. COLP has been duly organized and is validly existing under the laws of the State of Delaware.

                           (b) PARTNERSHIP AGREEMENT. The copies of the
agreements and amendments which comprise the Partnership Agreement and the CILP/Common Office Limited Partnership Agreement of Limited Partnership dated June 1, 1997 (the "COLP Partnership Agreement"), which have been delivered by CILP and COLP to Buyer, are true, correct and complete copies of such agreements and amendments and there are no other agreements, modifications or amendments pertaining to the Partnership Agreement or to the COLP Partnership Agreement.

                           (c) FINANCIAL STATEMENTS. To CILP's knowledge, there
have been delivered to Buyer true, correct and complete copies of the audited financial statements for the Partnership and COLP for 1995, 1996 and 1997, prepared by Wolpoff & Company (collectively, the "Financial Statements"). To CILP's

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knowledge, the Financial Statements present fairly in all material respects the financial position, results of operations and cash flows of the Partnership and of COLP as of the dates thereof and for the periods covered thereby, in accordance with generally accepted accounting principles applied on a consistent basis. To CILP's knowledge, since December 31, 1997, there has not been any material adverse change in the business, assets, financial condition or results of operations of the Partnership or COLP.

                           (d) TAXES AND TAX RETURNS. The Partnership and COLP
have filed all federal, state and local tax returns they are required by law to file for each year of their existence except 1998 and 1999. The Partnership and COLP have paid or caused to be paid all federal, state, local, foreign, and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owned by them (collectively, "TAXES"), required to be paid by the Partnership and COLP through the date hereof whether disputed or not.

                           (e) SINGLE PURPOSE PARTNERSHIPS. The Partnership is a
single purpose partnership, which purpose is the acquisition, ownership, management, leasing and disposition of the Property, the Partnership has no other assets other than the Property and the Partnership has never had any employees. COLP is a single purpose partnership whose purpose is the ownership of the COLP Partnership Interest, COLP has no other assets other than the COLP Partnership Interest, and COLP has never had any employees.

                           (f) PENDING ACTIONS. To CILP's knowledge, neither the
Partnership nor COLP has received written notice of any action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against the Partnership or COLP which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

                           (g) DELIVERIES BY THE PARTNERSHIP. The Partnership
has or will promptly deliver to Buyer copies of all (i) building permits, certificates of occupancy, boiler certificates, elevator certificates, licenses, approvals, entitlements, grants of right, environmental permits or similar authorizations issued or pending before any governmental or quasi-governmental authority, beneficial or necessary to the ownership, maintenance, construction or operation of the Land and Improvements ("PERMITS"), (ii) plans and specifications pertaining

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to the Improvements ("PLANS"), and (iii) other documents or instruments referenced in the Schedules ("SCHEDULE ITEMS"), to the extent such Permits, Plans or Schedule Items are in the Partnership's possession or control. To the best of CILP's knowledge, all items delivered by CILP, COLP or the Partnership or their agents in connection with this Agreement are true, accurate, correct and complete in all material respects, and fairly present the information set forth in a manner that is not misleading.

                           (h) DEFAULTS. The Partnership has not received
written notice alleging the existence of any default under (i) any of the recorded documents affecting the Property, or (ii) under any certificate of occupancy, license, permit, authorization or other approval required by law or by any governmental authority having jurisdiction thereover in respect of the Property, or any portion thereof, the occupancy thereof or any present use thereof (the "GOVERNMENTAL APPROVALS").

                           (i) LEASES; CONTRACTS. Other than as set forth on
Schedule 1 ("LEASES") and Schedule 2 ("CONTRACTS"), there are no leases or contracts of any kind to which the Partnership is a party relating to the management, leasing, operation, maintenance or repair of the Property. Other than for the Partnership's current lender, no rent under any of the Leases has been voluntarily assigned or encumbered by Owner. CILP further represents and warrants that, except as set forth in Schedule 1, to the best of CILP's knowledge, the Partnership has paid in full all expenses connected with the negotiation, execution and delivery of the leases set forth on Schedule 1 (together with such additional leases approved or permitted pursuant to Section 5 hereof, the "LEASES") which are due and owing as of the date hereof, including without limitation brokers' commissions, leasing fees and recording fees (but excluding any such commissions or fees attributable to extension, renewal or expansion options exercised after the Closing Date). All contracts set forth on
Schedule 2 (together with such additional contracts approved or permitted pursuant to Section 5 hereof, the "CONTRACTS") shall be terminated by the Partnership as of the Closing Date, unless Buyer, prior to the expiration of the Inspection Period, notifies the Partnership to continue the same.

                           (j) COMPLIANCE WITH LAWS AND CODES; RE-ZONING. The
Partnership has not received written notice of (i) any violations of any applicable federal, state or local statutes, regulations, directives, ordinances, regulations, codes, licenses, permits and authorizations affecting the Property or the use thereof (or the use and operation of any component, portion or area of the Property), including without limitation those pertaining to environmental matters, contamination of any type whatsoever or health and safety matters, (ii) any threatened proceeding for the re-zoning of the Property or any portion thereof, or (iii) the taking of any other action by governmental authorities that would have an adverse or material impact on the value of the Property or use thereof.

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                           (k) LITIGATION. There are no pending or, to the best
of CILP's knowledge, threatened judicial, municipal or administrative proceedings affecting the Partnership, COLP or the Property, or in which the Partnership or COLP is or will be a party by reason of the Partnership's ownership or operation of the Property or COLP's ownership of the COLP Partnership Interest. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending against the Partnership or COLP, or to the best of CILP's knowledge, threatened against the Partnership or COLP or pending against any direct or indirect partner of the Partnership, nor are any of such proceedings contemplated by the Partnership or COLP. In the event any proceeding of the character described in this Section 3.3(k) is initiated or threatened against the Partnership or COLP prior to the Closing, the Partnership shall promptly advise Buyer thereof in writing.

                           (l) REAL ESTATE TAXES. The Partnership has not
received written notice of any proposed increase in the assessed valuation or rate of taxation of the Property from that reflected in the most recent real estate tax bills. There is not now pending, and the Partnership will not, without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed), institute prior to the Closing Date, any proceeding or application for a reduction in the real estate tax assessment of the Property or any other relief for any tax year.

                           (m) CONDEMNATION. CILP has no knowledge of any
pending or contemplated condemnation or other governmental taking proceedings affecting all or any part of the Property.

                           (n) EMPLOYEES. Neither the Partnership, CILP nor COLP
have any employees and there are no charges or liabilities against the Partnership, CILP or COLP for any worker related taxes, premiums or similar matters.

                           (o) BUILDING J. The Partnership holds title to
Building J as nominee for MCA. The sole partners of MCA are the Partnership, as general partner, and Travelers, as successor in interest to The Aetna Casualty and Surety Company, as limited partner. MCA has been duly organized and is validly existing under the laws of the State of Connecticut. Subject to the approval by Travelers of the transaction contemplated by this Agreement (the "TRAVELERS APPROVAL"), CILP and COLP have the full right and authority to enter into this Agreement, and to cause all of the partnership interests in MCA to be transferred to Buyer and its nominee in accordance with the terms of this Agreement, free and clear of all liens, encumbrances or other claims and to consummate or cause to be consummated the transaction contemplated by this Agreement. To CILP's and COLP's knowledge, MCA has not received written notice of any action, suit, arbitration, unsatisfied

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order or judgment, government investigation or proceeding pending against MCA which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement. The copies of the agreements and amendments which comprise the partnership agreement of MCA (the "MCA PARTNERSHIP AGREEMENT"), which have been delivered by CILP to Buyer are true, correct and complete copies of such agreements and amendments and there are no other agreements, modifications or amendments pertaining to the MCA Partnership Agreement.

         Whenever a representation and warranty in this Section 3 or elsewhere in this Agreement is qualified by "to the best knowledge of CILP," "to the best knowledge of COLP" or similar phrases, it shall mean the actual, not imputed or constructive, knowledge of Shelton Getter of AEW Advisors, Inc. ("AEW"), managing general partner of CILP, without any obligation on such individual's part to make any independent investigation of the matters being represented and warranted.

         The representations and warranties in this Section 3 shall be deemed remade by CILP, COLP, and MOR, as the case may be, as of the Closing Date with the same force and effect as if in fact specifically remade at that time. Such representations and warranties shall survive the Closing for a period of one year; provided, however, that Buyer shall not be entitled to bring a claim with respect to any representation and warranty during such one year period if, on or prior to the Closing Date, Buyer acquired actual, not imputed or constructive, knowledge that the applicable representation and warranty was not true in all material respects as of the Closing Date.

         EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT CILP AND COLP ARE NOT MAKING AND HAVE NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PARTNERSHIP, COLP OR THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING CILP SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE CILP PARTNERSHIP INTEREST AND THE CILP COLP INTEREST AND THE PROPERTY IN ITS CONDITION ON THE DATE THEREOF, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND CILP AND COLP ARE NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PARTNERSHIP, COLP, THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ANY

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PROSPECTUS DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY CILP,
COLP, THE PARTNERSHIP, THE MANAGERS OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT CILP, COLP OR THE PARTNERSHIP, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT.

         BUYER AGREES THAT IT HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OF OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT (INCLUDING WITHOUT LIMITATION THE REPRESENTATIONS AND WARRANTIES AND THE PROVISIONS RELATING TO A BREACH THEREOF), BUYER IS RELYING ON SUCH INDEPENDENT INVESTIGATIONS.

         4. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.

                  4.1. DELIVERIES BY THE PARTNERSHIP. To the extent in the Partnership's or AEW's possession, the Partnership shall continue to make available to Buyer, from and after the Contract Date, at reasonable times and upon reasonable notice, all books, records, tax returns, correspondence, financial data, leases, and all other documents and matters, public or private, maintained by the Partnership or AEW, relating to receipts and expenditures pertaining to the Property for the three most recent full calendar years and the current calendar year and all contracts, rental agreements and all other documents and matters, public or private, maintained by Partnership or its agents, relating to operations of the Property (collectively, "RECORDS").

                  4.2. INSPECTION; ACCESS.

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                           (a) BASIC PROPERTY INSPECTION. During the First
Inspection Period (as hereafter defined), at reasonable times and upon reasonable notice, Buyer, its agents and representatives shall be entitled to conduct inspections of the Property, which will include the rights to: (i) enter upon the Land and Improvements to perform inspections and tests of any and all of the Property, including, but not limited to, inspection, evaluation and testing of the heating, ventilation and air-conditioning systems and all components thereof, all structural and mechanical systems within the Improvements, including, but not limited to, sprinkler systems, power lines and panels, air lines and compressors, automatic doors, tanks, pumps, plumbing and all equipment and vehicles; (ii) examine and copy any and all Records, Contracts, Leases and other materials relating to the Property ("PROPERTY MATERIALS") including but not limited to as-built plans, title reports, surveys, legal descriptions, environmental studies, appraisals, assessments, rights-of-way and liens; and (iii) make investigations with regard to zoning, environmental (including, but not limited to, an environmental assessment as specified in Section 4.2(b), which includes, but is not limited to, an analysis of the presence of any asbestos, chlordane, formaldehyde or other Hazardous Material in, under or upon the Property, or any underground storage tanks on, or under, the Land), building, code, regulatory and other legal or governmental requirements. Without limitation of the foregoing, Buyer or its designated independent or other accountants may audit the financial statements and all income and expense statements, year-end financial and monthly and annual operating statements for the Property for calendar years 1995, 1996, 1997 and, to the extent available, 1998, and the Partnership shall supply such documentation as Buyer or its accountants may reasonably request in order to complete such audit.

                           (b) ENVIRONMENTAL ASSESSMENT. During the First and
Second Inspection Periods, at reasonable times and upon reasonable notice, Buyer or Buyer's agent(s) shall have the right to employ one or more environmental consultants or other professional(s) to perform or complete such environmental inspections and assessments of the Property as Buyer deems necessary or desirable; provided, however, that Buyer shall not perform a "Phase II" environmental assessment or undertake any other invasive physical tests at the Property without first obtaining the Partnership's approval to do so, which approval shall not be unreasonably withheld or delayed. Buyer and its consultants shall also have the right to undertake or complete a technical review of all documentation, reports, plans, studies and information in possession of the Partnership or AEW, or its past or present environmental consultants, concerning or in any way related to the environmental condition of the Property. In order to facilitate the assessments and technical review, the Partnership shall extend its full cooperation (but without third party expense to CILP, COLP or the Partnership) to Buyer and its environmental consultants, including, without limitation, providing access to all files and fully and completely answering all questions.

                           (c) SURVEY. Prior to the expiration of the First
Inspection Period, Buyer shall, at Buyer's cost and expense, obtain an "as-built" survey of the Property (the "SURVEY"). If Buyer disapproves of any matters disclosed in the Survey, Buyer shall give written notice to CILP of such disapproval, indicating in reasonable detail the nature and reasons for Buyer's objection, prior to the expiration of the First Inspection Period. If Buyer fails to give such notice of disapproval prior to the expiration of the First Inspection Period, Buyer shall be deemed to have approved all matters disclosed in the Survey. In the event Buyer so notifies CILP of Buyer's disapproval of the Survey, CILP may elect (but shall have no obligation whatsoever) to attempt to cure any disapproved matter within thirty (30) days from receipt of such notice (the "SURVEY CURE PERIOD"), in which event the Closing, if it otherwise is scheduled to occur earlier, shall be extended until the earlier of thirty (30) days after receipt of such notice or three (3) business days after such matter is cured. Within five (5) business days after receiving Buyer's notice (the "SURVEY NOTICE PERIOD"), CILP shall notify Buyer if CILP intends to attempt to effectuate such cure. In the event that, prior to the expiration of the Survey Notice Period, CILP fails to give such notice of its intention to attempt to effectuate such cure, Buyer may, within two (2) business days after the expiration of the Survey Notice Period, terminate this Agreement by notice to CILP in which event the Deposit, and all interest earned thereon, shall be returned to Buyer, provided if Buyer does not so terminate this Agreement within two (2) business days after the expiration of the Survey Notice Period, Buyer shall be deemed to have waived objection to any such survey matter and agreed to accept title subject thereto, without reduction in the Purchase Price. In the event CILP gives such notice of its intention to attempt to effectuate such cure and thereafter fails to actually effectuate such cure within the Survey Cure Period, Buyer's sole rights with respect thereto shall be to terminate this Agreement within two (2) business days after the expiration of the Survey Cure Period, in which event the Deposit, and all interest earned thereon, shall be returned to Buyer, provided if Buyer does not so terminate this Agreement within two (2) business days after the expiration of the Survey Cure Period, Buyer shall be deemed to have waived objection to any such survey matter and agreed to accept title subject thereto, without reduction in the Purchase Price.

                           (d) TITLE. Prior to the expiration of the First
Inspection Period, Buyer shall obtain a complete title report or commitment with respect to the Property (with copies of all instruments listed as exceptions to title). If Buyer disapproves of any matters disclosed in the title report, Buyer shall give written notice to CILP of such disapproval, indicating in reasonable detail the nature and reasons for Buyer's objection, prior to the expiration of the First Inspection Period. If Buyer fails to give such notice of disapproval prior to the expiration of the First Inspection Period, Buyer shall be deemed to have approved all matters disclosed in the title report. In the event Buyer so notifies CILP of Buyer's disapproval of the title report, CILP may elect (but shall have no obligation whatsoever) to attempt to cure any disapproved matter within thirty (30) days from receipt of such notice (the "TITLE CURE PERIOD"), in which event the Closing, if it otherwise is scheduled to occur earlier, shall be extended until the earlier of thirty (30) days after receipt of such notice or three (3) business days after such matter is cured. Within five (5) business days after receiving Buyer's notice (the "TITLE NOTICE PERIOD"), CILP shall notify Buyer if CILP intends to attempt to effectuate such cure. In the event that, prior to the expiration of the Title Notice Period, CILP fails to give such notice of its intention to attempt to effectuate such cure, Buyer may, within two (2) business days after the expiration of the Title Notice Period, terminate this Agreement by notice to CILP in which event the Deposit, and all interest earned thereon, shall be returned to Buyer, provided if Buyer does not so terminate this Agreement within two (2) business days after the expiration of the Title Notice Period, Buyer shall be deemed to have waived objection to any such title matter and agreed to accept title subject thereto, without reduction in the Purchase Price. In the event CILP gives such notice of its intention to attempt to effectuate such cure and thereafter fails to actually effectuate such cure within the Title Cure Period, Buyer's sole rights with respect thereto shall be to terminate this Agreement within two (2) business days after the expiration of the Title Cure Period, in which event the Deposit, and all interest earned thereon, shall be returned to Buyer, provided if Buyer does not so terminate this Agreement within two (2) business days after the expiration of the Title Cure Period, Buyer shall be deemed to have waived objection to any such title matter and agreed to accept title subject thereto, without reduction in the Purchase Price.

                           (e) BUYER'S UNDERTAKING. Buyer hereby covenants and
agrees that it shall cause all studies, investigations and inspections performed at the Property pursuant to this Section 4.2 to be performed in a manner that does not materially or unreasonably disturb or disrupt the tenancies at or business operations of the Property. In the event that, as a result of Buyer's exercise of its rights under Sections 4.2(a) and 4.2(b), physical damage occurs to the Property, then Buyer shall promptly repair such damage, at Buyer's sole cost and expense, so as to return the Property to substantially the same condition as exists on the Contract Date. Buyer hereby indemnifies, protects, defends and holds CILP, COLP and the Partnership harmless from and against any and all losses, damages, claims, causes of action, judgments, damages, costs and expenses that CILP, COLP or the Partnership actually suffers or incurs as a direct result of any physical damage caused to, in, or at the Property during the course of, or as a result of, any or all of the studies, investigations and inspections that Buyer elects to perform (or causes to be performed) pursuant to this Section 4.2.

                           (f) CONFIDENTIALITY. Each party agrees to maintain in
confidence, and not to disclose to Tenants or Tenants' employees, the information contained in this Agreement or pertaining to the transaction contemplated hereby and the information and data furnished or made available by CILP, COLP or the Partnership to Buyer, its agents and representatives in connection with Buyer's investigation of the Property and the transactions contemplated by this Agreement; provided, however, that each party, its agents and representatives may disclose such information and data (i) to such party's accountants, attorneys, existing or prospective lenders, investment bankers, accountants, underwriters, ratings agencies, partners, consultants and other advisors in connection with the transactions contemplated by this Agreement to the extent that such representatives reasonably need to know (in the disclosing party's reasonable discretion) such information and data in order to assist, and perform services on behalf of, the disclosing party; (ii) to the extent required by or appropriate under any applicable statute, law, regulation or Governmental Authority; (iii) in connection with any litigation that may arise between the parties in connection with the transactions contemplated by this Agreement or otherwise relating to the Property or any of them; (iv) to the extent such disclosure is required or appropriate in connection with any securities offering or other capital markets or financing transaction undertaken by any corporate or partnership entity affiliated with, or related to, the Buyer ("AFFILIATE"); (v) to the extent such information and data become generally available to the public other than as a result of disclosure by such party or its agents or representatives; (vi) to the extent such information and data become available to such party or its agents or representatives from a third party who, insofar as is known to such party, is not subject to a confidentiality obligation to the other party hereunder; and (vii) to the extent necessary in order to comply with each party's respective covenants, agreements and obligations under this Agreement. In the event the transactions contemplated by this Agreement shall not be consummated, such confidentiality shall be maintained indefinitely. Furthermore, CILP, COLP and Buyer acknowledge that, notwithstanding any contrary term of this Section 4.2(f), Buyer shall have the right to conduct Tenant interviews, and the disclosure of the existence of this Agreement to the Tenants shall not constitute a breach of the above restriction. Buyer shall also have the right to issue a press release upon the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                           (g) INSPECTION PERIOD. The term "FIRST INSPECTION
PERIOD," as used herein, shall mean the period ending at 5:00 p.m. eastern standard time on March 3, 1999. The term "SECOND INSPECTION PERIOD," as used herein, shall mean the period ending at 5:00 p.m. eastern standard time on March 9, 1999. If Buyer reasonably objects to any matter relating to physical aspects of the Property (including, for purposes of illustration, structural or mechanical elements of the Improvements), or any so-called "MARKET" related matter Buyer may terminate this Agreement in its sole discretion on any day prior to and including the final day of the First Inspection Period by giving written notice of such election, which notice shall specify the matter to which Buyer objects in reasonable detail. In addition, if Buyer reasonably objects to any matter relating to the environmental condition of the Property, Buyer may terminate this Agreement in its sole discretion on any day prior to and including the final day of the Second Inspection Period by giving written notice of such election, which notice shall specify the matter to which Buyer objects in reasonable detail. If Buyer terminates this Agreement as aforesaid, the Deposit and any interest earned thereon shall be returned forthwith to Buyer and, except as expressly set forth herein, no party shall have any further liability or obligation to the others hereunder.

                           Except as expressly set forth in this Section 4.2(g),
in Sections 4.2(c) or 4.2(d) above, and as set forth in that certain letter dated Feb. 26, 1999 from Roger A. Waesche, Jr. to Dennis P. Malone (for the matters set forth therein), or as otherwise expressly permitted hereunder, Buyer shall have no right to terminate this Agreement, it being specifically agreed that (i) Buyer has no right, at any time, to terminate this Agreement by reason of any objection to the Contracts, Leases, any other so-called "market"-related matters, or any matter other than matters disclosed in the title report (described in Section 4.2(d)), matters disclosed in the Survey, physical aspects of the Property and the environmental condition of the Property; (ii) after the expiration of the First Inspection Period, Buyer shall have no right to terminate this Agreement by reason of any objection other than an objection to the environmental condition of the Property; and
(iii) after the expiration of the Second Inspection Period, all of the contingencies provided for in this Section 4.2(g) shall no longer be applicable, and this Agreement shall continue in full force and effect.

                  4.3. ADDITIONAL BUYER'S CONDITIONS PRECEDENT. In addition to the other conditions enumerated in this Agreement, the following shall be conditions precedent to Buyer's obligation to close ("BUYER'S CONDITIONS PRECEDENT"):


                           (a) PHYSICAL CONDITION. The physical condition of
Property shall be substantially the same on the Closing Date as on the last day of the First Inspection Period, reasonable wear and tear excepted, unless the alteration of said physical condition is the result of Damage.

                           (b) BANKRUPTCY. As of the Closing Date, neither the
Partnership nor COLP shall be the subject of any bankruptcy proceeding for which approval of this transaction has not been given and issued by the applicable bankruptcy court.

                           (c) REPRESENTATIONS AND WARRANTIES TRUE. The
representations and warranties of CILP, MOR and COLP contained in this

Agreement shall be true and correct as of the Closing Date, in all material respects, as though such representations and warranties were made on such date.

                           (d) COVENANTS PERFORMED. All covenants of CILP and
COLP required to be performed on or prior to the Closing Date shall have been performed, in all material respects.

         5. NEW LEASES AND LEASE MODIFICATIONS. Effective as of the execution of this Agreement, CILP hereby covenants with Buyer as follows:

                  5.1. NEW LEASES. The Partnership shall not amend or terminate any Lease, nor shall the Partnership execute any new lease, license, or other agreement affecting the ownership or operation of all or any portion of the Property, without in each case obtaining Buyer's prior written approval, which approval shall not be unreasonably withheld or delayed. Notwithstanding anything in this Agreement to the contrary, the Partnership may cancel or terminate any Lease or commence collection, unlawful detainer or other remedial action against any Tenant without Buyer's consent upon the occurrence of a default by the Tenant under said Lease.

                  5.2. NEW CONTRACTS. Neither the Partnership nor COLP shall enter into any contract with respect to the ownership and operation of all or any portion of the Property or the ownership of the COLP Partnership Interest that will survive the Closing, or that would otherwise affect the use, operation or enjoyment of the Property or affect the COLP Partnership Interest, without Buyer's prior written approval, which approval may granted or denied in Buyer's sole discretion.

                  5.3. OPERATION OF PROPERTY. The Partnership shall perform, when due, all of its obligations under the Leases, Governmental Approvals, Contracts and other agreements relating to the Property and otherwise in accordance with applicable laws, ordinances, rules and regulations affecting the Property. Except as otherwise specifically provided herein, the Property shall be delivered at Closing in substantially the same condition as it is in on the Contract Date, reasonable wear and tear and Damage excepted. The Partnership shall not remove any fixtures from the Property, unless the same are replaced by fixtures of equal or greater utility and value.

                  5.4. GOOD FAITH. All actions required pursuant to this Agreement that are necessary to effectuate the transaction contemplated herein will be taken promptly and in good faith by the parties hereto, and each party shall furnish the other with such documents or further assurances as the requesting party may reasonably require.

                  5.5. NO ASSIGNMENT. After the Contract Date and prior to the Closing, the Partnership shall not assign, alienate, lien, encumber or otherwise transfer all or any part of the Property or any interest therein, nor shall CILP assign, lien, encumber or otherwise transfer any interest in the CILP Partnership Interest or the CILP COLP Interest.

                  5.6. AVAILABILITY OF RECORDS, AUDIT REPRESENTATION LETTER.

                           (a) Upon Buyer's reasonable request, for a period of
two years after the Closing, to the extent in the possession of CILP or AEW, CILP shall make the Records available to Buyer for inspection, copying and audit by Buyer's designated accountants. At any time before or within two years after the Closing, CILP further agrees to provide to the Buyer's designated independent auditor, upon the reasonable request of Buyer or such auditor, an audit representation letter delivered by CILP, as a former partner of the Partnership, regarding the books and records of the Property maintained by the Partnership prior to the Closing, in a form reasonably agreed upon by Buyer, CILP and their respective accountants.

                           (b) In addition, during such two year period, CILP
shall provide, and cooperate in all reasonable respects in providing, Buyer with copies of, or access to, such factual information as may be reasonably requested by Buyer, and in the possession of CILP or AEW, to enable any Affiliate of Buyer to issue one or more press releases concerning the transaction that is the subject of this Agreement, to file a Current Report on Form 8-K, if, as and when such filing may be required by the Securities and Exchange Commission and to make any other filings that may be required by any Governmental Authority. The obligation of CILP to cooperate in providing Buyer with such information shall be at Buyer's sole cost and expense.

                  5.7. CHANGE IN CONDITIONS. CILP and COLP shall promptly notify Buyer of any change in any condition with respect to the Property of which it receives notice or of the occurrence of any event or circumstance of which it receives notice that makes any representation or warranty of CILP or COLP to Buyer under this Agreement untrue or misleading, or any covenant of Buyer under this Agreement incapable or less likely of being performed.

         6. CLOSING; DELIVERIES.

                  6.1. TIME OF CLOSING. Except as otherwise provided in this Agreement, the closing of the transaction contemplated by this Agreement (the "CLOSING") shall take place on the date (the "CLOSING DATE") specified by Buyer upon not less than five (5) business days prior notice to CILP, provided that the Closing Date shall occur no later than March 26, 1999. Notwithstanding the foregoing, Buyer may, by written notice given to CILP, extend the Closing Date for a period of not more than thirty (30) days, provided Buyer simultaneously
(a) delivers to the Title Company the sum of Two Hundred Fifty Thousand Dollars ($250,000.00), which sum shall be added to the First Deposit and the Second Deposit (from and after such delivery, the term "Deposit" shall refer to the First Deposit, the Second Deposit and such additional $250,000); and (b) pays to the CILP the Extension Fee (as defined below). The Property is currently encumbered by financing which will mature on or about March 31, 1999. In the event Buyer extends the Closing Date beyond such maturity date, the Partnership will incur costs and expenses that it would not have incurred if the Closing Date occurred prior to such maturity date and the proceeds from closing were used to pay such financing on or prior to maturity. Such costs and expenses (the "EXTENSION COSTS") may include, but are not necessarily limited to, additional interest, late penalties, and costs and expenses incurred by CILP or the Partnership in connection with the lender's efforts to collect such financing. As used herein, the "EXTENSION FEE" shall mean CILP's reasonable estimate of the Extension Costs. Notwithstanding Buyer's payment of the Extension Fee, in the event that the Extension Costs exceed the Extension Fee, COP LP shall pay such excess to CILP. In the event that the Extension Fee exceeds the Extension Costs, CILP shall refund such excess to Buyer. The obligations described in the two immediately preceding sentences shall survive the Closing Date.

                  The Closing shall take place through escrow at the offices of the Title Company or at such other place as may be mutually agreed upon by the parties.

                  6.2. DELIVERIES BY CILP AND COLP. At the Closing (or such other times as may be specified below), CILP shall deliver or cause to be delivered to Buyer the following, each in form and substance reasonably acceptable to CILP, Buyer and their respective counsel:

                           (a) ASSIGNMENT AND ASSUMPTION AGREEMENTS.

                                    (i) An Assignment and Assumption Agreement
substantially in the form of EXHIBIT B, duly executed by CILP assigning the CILP Partnership Interest to Buyer or Buyer's assignee;

                                    (ii) An Assignment and Assumption Agreement
substantially in the form of EXHIBIT B, duly executed by CILP assigning the CILP COLP Interest to Buyer or Buyer's assignee;

                                    (iii) An Assignment and Assumption Agreement
substantially in the form of EXHIBIT B, duly executed by the Partnership assigning the Partnership's interest in MCA to Buyer or Buyer's assignee; and

                                    (iv) An Assignment and Assumption Agreement
substantially in the form of EXHIBIT B-1, duly executed by Travelers assigning Traveler's interest in MCA to Buyer or Buyer's assignee.

                           (b) AFFIDAVIT OF TITLE AND ALTA STATEMENT. An
Affidavit of Title (or comparable document) as required by the Title Company in the State of Maryland as a condition to the deletion of the general exceptions of Schedule B, Section 2 of the commitment for title insurance, executed by CILP and in form and substance acceptable to the Title Company and to Buyer;

                           (c) ORIGINAL DOCUMENTS. Originals of the Leases,
Contracts, Records and any Governmental Approvals;

                           (d) CLOSING STATEMENT. A closing statement conforming
to the proration and other relevant provisions of this Agreement (the "CLOSING STATEMENT") duly executed by CILP;

                           (e) PLANS AND SPECIFICATIONS. All engineering and
architectural plans and specifications, drawings, studies and surveys relating to the Property in the possession of the Partnership, CILP, COLP or AEW;

                           (f) ENTITY TRANSFER CERTIFICATE. Entity transfer
certifications confirming that CILP and the partners of MCA are each "United States Persons" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended;

                           (g) CLOSING CERTIFICATES. Certificates, signed by
CILP and COLP certifying that the representations and warranties of CILP and COLP contained in this Agreement are true and correct as of the Closing Date and that all covenants required to be performed by CILP and COLP prior to the Closing Date have been performed;

                           (h) TENANT ESTOPPEL CERTIFICATES. A tenant estoppel
certificate, substantially in the form attached hereto as EXHIBIT C-1, duly executed by tenants representing 100% of the rentable square footage actually demised under Leases as of the Closing (the "ESTOPPEL CERTIFICATE REQUIREMENT"). A Tenant Estoppel Certificate shall not be deemed unsatisfactory merely because any tenant qualifies any statement or certification therein by a "best of knowledge" standard or similar provision.

         If CILP is unable to obtain tenant estoppel certificates which satisfy the Estoppel Certificate Requirement, then CILP may elect (but shall have no obligation whatsoever) to deliver its estoppel certificate in the form attached hereto as EXHIBIT C-2 relating to Leases which, when combined with tenant estoppel certificates delivered to Buyer, satisfy the Estoppel Certificate Requirement, in which event the Closing delivery required by this Section shall be deemed to have been satisfied. If CILP delivers its certificate with respect to any tenant, it shall be entitled after Closing to continue to deal with any tenant who has not delivered an estoppel certificate to attempt to obtain such a certificate from such tenant, and Buyer shall reasonably cooperate with CILP in such attempt, at no cost or expense to Buyer and without Buyer being obligated to take any action under the applicable Lease against any tenant which fails to deliver an estoppel certificate. If a tenant estoppel certificate is delivered to Buyer after the Closing with respect to any tenant for whom CILP has delivered its certificate at Closing pursuant to this paragraph, the certificate of CILP with respect to such tenant shall automatically be deemed null and void and Buyer shall return the same to CILP. With respect to any statement or certification relating to a tenant contained in the certificate of CILP, CILP may qualify said statement or certification therein by a "best of knowledge" standard or similar provision.

         The estoppel certificate to be provided by SAIC Corporation (the "SAIC ESTOPPEL") shall either acknowledge that any rights of first refusal set forth in the SAIC Corporation's lease are not applicable to the transaction contemplated by this Agreement, or shall waive any such rights of first refusal with respect to the transaction contemplated by this Agreement.

                           (i) MANEKIN ESTOPPEL CERTIFICATE. A written estoppel
certificate running to the benefit of the Buyer in the form attached hereto as EXHIBIT D.

                           (j) RELEASE OF PLEDGE AGREEMENT. An instrument,
reasonably satisfactory to COP LP, releasing and terminating the Pledge Agreement, duly executed by CILP.

                           (k) OTHER. Such other documents and instruments as
may reasonably be required by Buyer, its (or its underwriters' or lenders') counsel or the Title Company and that may be necessary to consummate the transaction that is the subject of this Agreement and to otherwise give effect to the agreements of the parties hereto (including, without limitation, (i) copies of the documents pursuant to which CILP and COLP are organized and operate their business, together with proof of the authority of the signatory or signatories of this Agreement on behalf of CILP and COLP to execute this Agreement, and (ii) any documents and instruments in the possession of CILP, COLP or AEW that have not previously been delivered to Buyer).

         After the Closing, CILP and COLP shall execute and deliver to Buyer such further documents and instruments as Buyer shall reasonably request to effect this transaction and otherwise effect the agreements of the parties hereto.

                  6.3. BUYER DELIVERIES. At the Closing (or such other times as may be specified below), Buyer shall pay the balance of the Purchase Price in accordance with Section 2.2, shall pay the Debt, and shall cause to be delivered to CILP the following, each in form and substance reasonably acceptable to CILP, Buyer and their respective counsel:

                           (a) ASSIGNMENTS. The Assignments described in Section
6.2(a) executed by Buyer;

                           (b) CLOSING STATEMENT. The Closing Statement, duly
executed by Buyer;

                           (c) CLOSING CERTIFICATE. A certificate, signed by
Buyer, certifying that the representations and warranties of Buyer contained in this Agreement are true and correct as of the Closing Date and that all covenants required to be performed by Buyer prior to the Closing Date have been performed; and

                           (d) OTHER. Such other documents and instruments as
may reasonably be required by CILP, its counsel or the Title Company and that are necessary to consummate the transaction which is the subject of this Agreement and to otherwise effect the agreements of the parties hereto.

         After Closing, Buyer shall execute and deliver to CILP such further documents and instruments as CILP shall reasonably request to effect this transaction and otherwise effect the agreements of the parties hereto.

                  6.4 ADDITIONAL SELLER'S CONDITION PRECEDENT. In addition to the delivery of the items described in Section 6.3 above, and such other conditions as may be set forth in this Agreement, the full payment of the Debt by COP LP to CILP shall be a condition precedent to CILP's obligation to close hereunder.

         70 APPORTIONMENTS; TAXES. The items described in Sections 7.1 through
7.9 below shall be prorated and adjusted between CILP and Buyer, as of the Closing Date, except as otherwise specified. It is agreed that MOR, COP LP, COLP and MCA shall not be entitled to receive, or obligated to pay, any sums that may be due and owing to or from CILP or Buyer as a result of such prorations and adjustments.

                  7.1. The parties hereto do not consider that any transfer tax is payable in connection with the transaction contemplated by this Agreement. If it is later determined that such a tax is payable, Buyer and CILP shall divide the cost of any transfer taxes equally between them. Buyer and CILP shall divide the cost of any recording charges incident to the transaction contemplated by this Agreement;

                  7.2. Water, electricity, sewer, gas, telephone and other utility charges based, to the extent practicable, on final meter readings and final invoices, or, in the event final readings and invoices are not available, based on the most currently available billing information, and reprorated upon issuance of final utility bills;

                  7.3. All common area maintenance charges billed to Tenants on an estimated basis shall be prorated on a per diem basis as of the Closing Date. If any such charges cannot conclusively be determined as of the Closing Date, then the same shall be adjusted at Closing based upon the most currently available billing information, and reprorated upon determination of the actual amount of such charges.

                  7.4. All real estate, personal property and ad valorem taxes applicable to the Property and levied with respect to the tax year in which the Closing occurs shall be prorated as of the Closing Date, utilizing the actual final tax bills for the Property (if such actual final bills are not available as of the date of Closing, such taxes shall be prorated at Closing based upon the most recently issued bills therefor, and shall be reprorated when and if final bills are issued). Prior to or at the Closing, CILP shall cause the Partnership to pay all tax bills that are due and payable prior to or on the Closing Date and shall furnish evidence of such payment to Buyer and the Title Company. Each party's respective obligations to reprorate real estate taxes shall survive the Closing.

                  7.5. All assessments, general or special, shall be prorated as of the Closing Date on a "due date" basis such that CILP on behalf of the Partnership shall be responsible for any installments of assessments which are first due or payable prior to the Closing Date and Buyer shall be responsible for any installments of assessments which are first due or payable on or after the Closing Date;

                  7.6. Broker's commissions for the Leases, if any, with respect to base lease terms, but not with respect to future expansions, renewals or extensions, shall be paid in full at or prior to the Closing by CILP on behalf of the Partnership, without contribution or proration from Buyer. For purposes hereof, a renewal or extension shall be deemed a "future" renewal or extension, as the case may be, if the first day of such renewal or extension term occurs after the Closing Date, regardless of when any renewal or extension option was exercised, and regardless of when any agreement for such renewal or extension term was executed. In the event that any portion of a broker's commission which has been paid by CILP hereunder is refunded after the Closing Date, Buyer shall promptly deliver such refund to CILP;

                  7.7. All rents and other charges due from Tenants under the Leases, including, without limitation, all Additional Rent, shall be prorated as of the Closing Date. If any rents under the Leases are accrued and unpaid at the Closing Date, the rents collected by Buyer on or after the Closing Date will first be applied to all rents due at the time of such collection on or after the Closing Date with the balance paid to CILP to the extent of rents delinquent as of the Closing Date, provided that Buyer will use reasonable efforts to collect rents accrued and unpaid on the Closing Date, and provided further that if CILP has not received all accrued and unpaid rents due them as of the Closing Date within sixty (60) days thereafter, CILP, at its sole cost and expense, will be entitled to bring such actions or proceedings (not affecting possession or enforcing landlord's liens) in the Partnership's name, if necessary, as it desires to collect any such accrued and unpaid rents, and Buyer will cooperate with CILP in any such action.

                  7.8. The unpaid monetary obligations of the Partnership with respect to any Contracts which are not terminated on or prior to the Closing Date shall be prorated on a per diem basis as of the Closing Date.

                  7.9. Such other items that are customarily prorated in transactions of this nature shall be ratably prorated.

         For purposes of calculating prorations, Buyer shall be deemed to own the CILP Partnership Interest and the CILP COLP Interest, for the entire Closing Date. All such prorations shall be made on the basis of the actual number of days of the year and month that shall have elapsed as of the Closing Date. Bills received after the Closing that relate to expenses incurred, services performed or other amounts allocable to the period prior to the Closing Date shall be paid, in cash, by CILP, to the extent due and owing. Bills received after the Closing Date that relate to expenses incurred, services performed or other amounts allocable to the period on or after the Closing Date, shall be paid, in cash, by the Buyer, to the extent due and owing.

         As a result of the Closing, the Partnership, COLP and MCA shall each terminate for federal income tax purposes (but not state law purposes) pursuant to Section 708(b)(1)(B) and their respective tax years shall close on the Closing Date. CILP on behalf of the Partnership, on behalf of COLP, and on behalf of the Partnership as general partner of MCA, shall prepare and timely file any federal, state, local and foreign tax or information returns due after Closing that are required to be filed by or on behalf of the Partnership, COLP or MCA with respect to all tax years or periods ending on or prior to the Closing Date. CILP on behalf of the Partnership, on behalf of COLP, and on behalf of the Partnership as general partner of MCA, shall prepare and timely file the terminating tax returns for the Partnership, COLP and MCA resulting from the consummation of the transactions contemplated under this Agreement, provided, however, that such tax returns shall be prepared in accordance with the terms and provisions of this Agreement. In this regard, CILP agrees to make an election under Section 754 of the Internal Revenue Code to step up the basis of the assets of MCA to an amount equal to the portion of the Purchase Price and other consideration allocated to MCA as a result of this transaction on the final tax return of MCA, and CILP agrees to make an election under Section 754 of the Internal Revenue Code to step up the basis of the assets of the Partnership and COLP to an amount equal to the portion of the Purchase Price and other consideration hereunder allocated to the Partnership as a result of this transaction on the final tax returns of the Partnership and COLP. Buyer shall have the right to approve the form and substance of such Section 754 elections. Buyer shall assist CILP in obtaining such data and information regarding the Partnership, COLP, MCA and CILP to permit CILP to prepare such returns or to respond to any audits or assessments for the periods covered by such returns.

         80 DAMAGE OR DESTRUCTION; CONDEMNATION; INSURANCE. If, prior to the Closing, there is damage or destruction to the Property caused by fire or other casualty (collectively, "DAMAGE"), the cost for repair of which exceeds One Million and 00/100 Dollars ($1,000,000.00), and the Property cannot be restored to its original condition prior to Closing, or if all or any material portion of the Property is condemned or taken by eminent domain proceedings by any public authority (collectively, "EMINENT DOMAIN"), then Buyer, in its sole and absolute discretion, may elect either of the following options: (i) Buyer may terminate this Agreement by written notice to CILP and receive an immediate refund of the Deposit, whereupon neither party shall have any further liability to the other under this Agreement (except as provided in Section 9.3); or (ii) Buyer may proceed to close. In such latter event, if the Property has been made the subject of Eminent Domain, CILP and COLP shall fully cooperate with Buyer in the adjustment and settlement of the governmental acquisition proceeding and the entire amount of the condemnation award payable by the Governmental Authority shall belong to Buyer and shall be retained by the Partnership at Closing.

         90 DEFAULT; INDEMNITY.

                  9.1. DEFAULT BY CILP OR COLP. If any of CILP's or COLP's representations and warranties contained herein shall not be true and correct, in all material respects, on the Contract Date, or if CILP fails to perform any of the covenants and agreements contained herein to be performed by CILP within the time for performance as specified herein (including CILP's obligation to close), or if any of the Buyer's Conditions Precedent shall not have been satisfied as of the Closing Date, Buyer may elect to terminate Buyer's obligations under this Agreement by written notice to CILP and receive an immediate return of the Deposit and any interest accrued thereon. In addition, if any of CILP's or COLP's representations and warranties contained herein shall not be true and correct, in all material respects, on the Contract Date, or if CILP fails to perform any of the covenants and agreements contained herein to be performed by CILP within the time for performance as specified herein (including CILP's obligation to close), Buyer may elect to close, in which event Buyer may, subject to the remaining provisions of this Section 9 and the other applicable provisions of this Agreement, file an action for either or both of specific performance and actual (but not special or consequential) damages to compel CILP to cure all or any of such default(s), in whole or in part.

                  9.2. DEFAULT BY BUYER. In the event Buyer defaults in its obligations to acquire the Property, then CILP's sole and exclusive remedy shall be to terminate this Agreement and retain the Deposit as liquidated damages. CILP shall have no other remedy for any default by Buyer. Buyer and CILP acknowledge that the damages to CILP resulting from Buyer's breach would be difficult, if not impossible, to ascertain with any accuracy, and that the liquidated damage amount set forth in this Section 9.2 represents both parties' best efforts to approximate such potential damages.

                  9.3. INDEMNIFICATION.

                           (a) BUYER. CILP agrees to and does hereby indemnify,
defend and hold harmless Buyer, any assignee of Buyer's rights hereunder and each of their respective partners, officers, directors, shareholders, agents and employees, and each of their successors and assigns (collectively, the "BUYER INDEMNIFIED PARTIES"), from and against any and all claims, losses, demands, liabilities, suits, administrative proceedings, causes of action, costs and damages suffered by any Buyer Indemnified Party, but excluding consequential damages, and attorneys' fees of counsel selected by any Buyer Indemnified Party and other costs of defense, incurred, arising against, or suffered by any Buyer Indemnified Party, both known and unknown, present and future, at law or in equity (collectively, "LOSSES"), arising out of, by virtue of or related in any way to, a breach of any representation, warranty or covenant by CILP or COLP set forth in this Agreement.

                           (b) ADDITIONAL INDEMNIFICATION OF BUYER. CILP agrees
to and does hereby indemnify, defend and hold harmless the Buyer Indemnified Parties from and against any and all Losses arising out of, by virtue of or related in any way to any act or omission of the Partnership or MCA occurring prior to the Closing Date, including without limitation, any liability for creditor claims that arose prior to the Closing Date, any liability for tort claims by any person or entity attributable to any acts or omissions of the Partnership, MCA, their employees or agents (excluding, however, acts or omissions of MOR, COP LP and Travelers) that occurred prior to the Closing Date, and any liability attributable to any failure of the Partnership MCA or COLP to pay any tax owed to any governmental entity or agency whatsoever attributable to income earned or taxable events that took place prior to the Closing Date.

                           (c) CILP AND COLP. Buyer agrees to and does hereby
indemnify, defend and hold harmless CILP, COLP and their respective partners, officers, directors, shareholders, agents and employees, and each of their successors and assigns (the "SELLER INDEMNIFIED PARTIES"), from and against any and all Losses arising out of, by virtue of or related in any way to, a breach of any representation, warranty or covenant of Buyer set forth in this Agreement.

                           (d) ADDITIONAL INDEMNIFICATION OF CILP AND COLP.
Buyer agrees to and does hereby indemnify, defend and hold harmless the Seller Indemnified Parties from and against any and all Losses arising out of, by virtue of or related in any way to any act or omission of the Partnership, MCA or COLP occurring after the Closing Date, including without limitation, any liability for creditor claims that arise after the Closing Date, any liability for tort claims by any person or entity attributable to any acts or omissions of the Partnership, COLP or

MCA, their employees or agents that occur after the Closing Date, and any liability attributable to any failure of the Partnership, COLP or MCA to pay any tax owed to any governmental entity or agency whatsoever attributable to income earned or taxable events that take place after the Closing Date.

                           (e) CONTROL OF DEFENSE COUNSEL. Each indemnified
party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against the indemnified party in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party (i) shall not relieve it from any liability which it may have under any indemnity provided herein unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party hereunder other than its indemnification obligation. If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by the indemnifying party; provided, however, that, if such indemnified party or parties reasonably determine that a conflict of interest exists where it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to them which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to separate counsel at the indemnifying party's expense. If an indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this Section 9.3(e), the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties. In such event, however, no indemnifying party will be liable for any settlement effected without the written consent of such indemnifying party. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this Section, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

                  9.4. LIMITATIONS.

                           (a) The obligations of the parties pursuant to
Section 9 shall be limited to claims made prior to the last date of survival of the applicable representation, warranty or covenant referred to in this Agreement (and the absence of any express survival period shall be construed to mean that such representation, warranty or covenant survives without limit). Without limiting the foregoing, the obligation of the parties pursuant to
Section 9.3(b) and 9.3(d) shall survive for a period of one (1) year following the Closing Date, and shall thereafter be null and void and of no further effect.

                           (b) The amount of either party's liability under this
Agreement shall be determined taking into account (A) any applicable insurance proceeds actually received by the other party, and (B) any other savings realized in connection with such liability that actually reduce the overall impact of the Losses upon the other party.

                           (c) Notwithstanding anything in this Agreement to the
contrary, CILP and COLP shall have no liability to any Buyer Indemnified Party unless the valid claims hereunder collectively aggregate more than $60,000, in which event the full amount of such valid claims shall be actionable, up to the cap described below in this paragraph (c) (except for any claim based on fraud by CILP or COLP in connection with this Agreement, which claim shall not be subject to the limitations of this Section 9.4(c)). Further, (i) any recovery against CILP or COLP hereunder shall be limited to Buyer's actual damages, (ii) the total recovery or recoveries against CILP and/or COLP based upon "Section 9.3(b) Claims" (as hereafter defined) shall not exceed an amount which, when combined with any and all other recovery or recoveries from CILP and/or COLP based upon Section 9.3(b) Claims, shall not exceed $572,000.00 in the aggregate, and (iii) the total recovery or recoveries against CILP and/or COLP based upon "Non-Section 9.3(b) Claims" (as hereafter defined) shall not exceed an amount which, when combined with any and all other recovery or recoveries from CILP and/or COLP based upon Non-Section 9.3(b) Claims, shall not exceed $300,000. As used herein, the term "Section 9.3(b) Claims" shall refer to all claims against CILP which can be brought only under Section 9.3(b) of this Agreement, and not under any other provision of this Agreement (i.e., claims against CILP which are not, in any way, based upon a breach by CILP or COLP of any representation or covenant set forth in this Agreement that is actionable under Section 9.3(a)). As used herein, the term "Non-Section 9.3(b) Claims" shall refer to all claims against CILP or COLP which can be brought under a provision of this Agreement other than Section 9.3(b), whether or not such claim can also be brought under
Section 9.3(b). Thus, for purposes of illustration only, a claim by Buyer against CILP or COLP based upon an alleged breach of a representation set forth herein, which representation relates to an action of the Partnership occurring prior to the Closing, would constitute a Non-Section 9.3(b) Claim because, even though such claim could be brought under

Section 9.3(b), it could also be brought under Section 9.3(a). Further, notwithstanding anything to the contrary contained in this Agreement, Buyer agrees that any liability of CILP (including liability in its capacity as general partner of COLP) under this Agreement or any other agreement, document, certificate or instrument delivered by CILP or COLP to Buyer, or under any law applicable to the Property or this transaction, shall be strictly limited to the assets and properties of CILP, and no event shall Buyer seek or obtain any recovery or judgment against any of CILP's partners (or their constituent partners) or any director, officer, employee or shareholder of any of the foregoing.

                           (d) Notwithstanding anything in this Agreement to the
contrary, Buyer shall not have any liability to CILP or COLP unless the valid claims hereunder aggregate more than $60,000, in which event the full amount of such valid claims shall be actionable, up to the cap described below in this paragraph (d) (except for any claim based on fraud by Buyer in connection with this Agreement, which claim shall not be subject to the limitations of this
Section 9.4(d)). Further, (i) any recovery against Buyer hereunder shall be limited to CILP's or COLP's actual damages, (ii) the total recovery or recoveries against Buyer based upon "Section 9.3(d) Claims" (as hereafter defined) shall not exceed an amount which, when combined with any and all other recovery or recoveries from Buyer based upon Section 9.3(d) Claims, shall not exceed $572,000.00 in the aggregate, and (iii) the total recovery or recoveries against Buyer based upon "Non-Section 9.3(d) Claims" (as hereafter defined) shall not exceed an amount which, when combined with any and all other recovery or recoveries from Buyer based upon Non-Section 9.3(d) Claims, shall not exceed $300,000. As used herein, the term "Section 9.3(d) Claims" shall refer to all claims against Buyer which can be brought only under Section 9.3(d) of this Agreement, and not under any other provision of this Agreement. As used herein, the term "Non-Section 9.3(d) Claims" shall refer to all claims against Buyer which can be brought under a provision of this Agreement other than Section 9.3(d), whether or not such claim can also be brought under Section 9.3(d). Thus, for purposes of illustration only, a claim by CILP or COLP against Buyer based upon an alleged breach of a representation set forth herein, which representation relates to an action of the Partnership occurring after the Closing, would constitute a Non-Section 9.3(d) Claim because, even though such claim could be brought under Section 9.3(d), it could also be brought under
Section 9.3(c).

         100 NOTICES. All notices and other communications provided for herein shall be in writing and shall be sent to the address set forth below (or such other address as a party may hereafter designate for itself by notice to the other parties as required hereby) of the party for whom such notice or communication is intended:

                  10.1. If to CILP or COLP:

                                    AEW Capital Management, L.P.
                                    225 Franklin Street
                                    Boston, Massachusetts 02110
                                    Telephone No.: 617-261-9209
                                    Fax No.: 617-261-9555
                                    Attention: General Counsel

                           With a copy to:

                                    AEW Capital Management, L.P.
                                    225 Franklin Street
                                    Boston, Massachusetts 02110
                                    Telephone No.: 617-261-9529
                                    Fax No.: 617-261-9555
                                    Attention: Mr. Kevin M. Stotts

                           With a copy to:

                                    Hale and Dorr LLP
                                    60 State Street
                                    Boston, Massachusetts 02109
                                    Telephone No.: 617-526-6947
                                    Fax No.: 617-526-5000
                                    Attention: Joseph J. Christian, Esq.

                  10.2.    If to Buyer or COP LP:

                                    Corporate Acquisitions, Inc.
                                    8815 Centre Park Drive
                                    Columbia, Maryland 21045
                                    Telephone: 410-992-7247
                                    Facsimile: 410-992-7534
                                    Attention: John Gurley, Esq.

                  10.3.  If to MOR:

                                    c/o Manekin Corporation
                                    7165 Columbia Gateway Drive
                                    Columbia, Maryland 21046
                                    Telephone: 410-290-1432
                                    Facsimile: 410-290-1498

                                    Attention: Mr. Louis C. LaPenna


                           With a copy to:

                                    Lonnie M. Ritzer, Esq.
                                    Shapiro and Olander
                                    36 South Charles Street - 20th Floor
                                    Baltimore, Maryland 21201
                                    Telephone: 410-385-4221
                                    Facsimile: 410-539-7611

Any such notice or communication shall be sufficient if sent by registered or certified mail, return receipt requested, postage prepaid; by hand delivery; by nationally recognized overnight courier service; or by telecopy during normal business hours (with a follow-up telephone call within four (4) hours during normal business hours), with an original by regular mail. Any such notice or communication shall be effective when delivered or when delivery is refused.

         110 BROKERS. Buyer, CILP, COLP, MOR and COP LP each represents to the other that it has not dealt with any broker or agent in connection with this transaction. Each party hereby indemnifies and holds harmless the other parties from all loss, cost and expense (including reasonable attorneys' fees) arising out of a breach of its representation or undertaking set forth in this Section
11. The provisions of this Section 11 shall survive Closing or the termination of this Agreement.

         120 TITLE COMPANY. Title Company shall hold the Deposit in accordance with the terms and provisions of this Agreement, subject to the following:

                  12.1. OBLIGATIONS. Title Company undertakes to perform only such duties as are expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against Title Company.

                  12.2. RELIANCE. Title Company may act in reliance upon any writing or instrument or signature which it, in good faith, believes, and any statement or assertion contained in such writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instrument in connection with the provisions of this Agreement has been duly authorized to do so. Title Company shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited in escrow, nor as to the identity, authority, or right of any person executing the same, and Title

Company's duties under this Agreement shall be limited to those provided in this Agreement.

                  12.3. DISPUTES. If the parties (including Title Company) shall be in disagreement about the interpretation of this Agreement, or about their respective rights and obligations, or the propriety of any action contemplated by Title Company, or the application of the Deposit, Title Company shall hold the Deposit until the receipt of written instructions from Buyer and CILP or a final order of a court of competent jurisdiction. In addition, in any such event, Title Company may, but shall not be required to, file an action in interpleader to resolve the disagreement. Title Company shall be indemnified for all costs and reasonable attorneys' fees in its capacity as Title Company in connection with any such interpleader action and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment in the interpleader action is received.

                  12.4. COUNSEL. Title Company may consult with counsel of its own choice and have full and complete authorization and protection in accordance with the opinion of such counsel. Title Company shall otherwise not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind, unless caused by its negligence or willful misconduct.

         130 REPRESENTATIONS OF BUYER. Buyer represents and warrants to CILP that:

                  13.1. Buyer is a corporation duly authorized and validly existing under Delaware law. The execution and delivery of this Agreement by Buyer, and the performance of this Agreement by Buyer, has been duly authorized by Buyer, and, to the best of Buyer's knowledge, this Agreement is binding on Buyer and enforceable against it in accordance with its terms. No consent of any trustee, beneficiary, creditor, investor, partner, shareholder, judicial or administrative body, Governmental Authority, or other governmental body or agency, or other party to such execution, delivery and performance by Buyer is required. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in a breach of, default under, or acceleration of, any agreement to which Buyer is a party or by which Buyer is bound; or (ii) violate any restriction, court order, agreement or other legal obligation to which Buyer is subject.

                  13.2. Buyer has, or its assignee will have, available to it unrestricted funds which it may use in its sole discretion to pay the full Purchase Price and otherwise comply with the provisions of this Agreement. Buyer acknowledges and agrees that its obligations hereunder are not contingent upon Buyer obtaining third party financing.

                  13.3. As of the date hereof and as of the Closing, (1) Buyer will not be an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as "PLAN"), nor shall Buyer be a "party in interest" to a Plan as defined in Section 3(14) of ERISA, and (2) the assets of the Buyer will not constitute "plan assets" of one or more such Plans within the meaning of Department of Labor ("DOL") Regulation Section 2510.3-101.

         Neither Buyer nor any affiliate (within the meaning of Section IV (b) of Prohibited Transaction Exemption 90-1) of Buyer exercises any discretionary authority, control, responsibility or influence with respect to the investment of the assets of any "DESIGNATED PLANS" in either "SEPARATE ACCOUNT" (as such terms are defined in that certain side letter of even date herewith from CILP to Buyer), and neither Buyer nor any such affiliate of Buyer has any discretionary authority, control, responsibility or influence with respect to the management or disposition of the assets of any Designated Plan held in either Separate Account.

                  As of the Closing, if Buyer is a "governmental plan" as defined in Section 3(32) of ERISA, the closing of the sale of the Property will not constitute or result in a violation of state or local statutes regulating investments of and fiduciary obligations with respect to governmental plans.

                  As of the Closing, Buyer will be acting on its own behalf and not on account of or for the benefit of any Plan.

                  Buyer has no present intent to transfer the Property to any entity, person or Plan which will cause a violation of ERISA.

                  Buyer shall not assign its interest under this contract of sale to any entity, person, or Plan which will cause a violation of ERISA.

                  13.4. Buyer is acquiring the CILP Partnership Interest, the CILP COLP Interest and the partnership interests in MCA (the "MCA INTERESTS") for its own account for investment only, and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any rule or regulation thereunder.

                  Buyer understands that (i) the CILP Partnership Interest, the CILP COLP Interest and the MCA Interests that Buyer is acquiring have not been registered under the Securities Act or applicable state securities laws and cannot be resold unless subsequently registered under the Securities Act and such laws or unless an exemption from such registration is available, (ii) such registration under the Securities Act and such laws is unlikely at any time in the future and neither the Partnership nor CILP, COLP, MCA or Travelers are obligated to file a registration statement under the Securities Act or such laws, and (iii) the assignment, sale, transfer, exchange, or other disposition of the CILP Partnership Interest, the CILP COLP Interest and the MCA Interests are each restricted in accordance with the terms of the CILP Partnership Agreement, the COLP Partnership Agreement and the MCA Partnership Agreement, respectively.

                  Buyer has had such opportunity as Buyer has deemed adequate to ask questions of and receive answers from CILP concerning the Partnership, COLP and MCA, and to obtain from representatives of CILP or COLP such information which they possess or can acquire without unreasonable effort or expense, as is necessary to evaluate the merits and risks of an investment in the Partnership, COLP and MCA.

                  Buyer has, either alone or with its professional advisers, sufficient experience in business, financial and investment matters to be able to evaluate the merits and risks involved in investing in the Partnership, in COLP and in MCA and to make an informed investment decision with respect to such investments.

                  Buyer can afford a complete loss of the value of its investment in the Partnership, COLP and MCA and is able to bear the economic risk of holding such investment for an indefinite period.

The representations and warranties in this Section 13 shall be deemed remade by Buyer as of the Closing Date with the same force and effect as if in fact specifically remade at that time. Such representations and warranties shall survive the Closing for a period of one year; provided, however, that CILP shall not be entitled to bring a claim with respect to any representation and warranty during such one year period if, on or prior to the Closing Date, CILP acquired actual, not imputed or constructive, knowledge that the applicable representation and warranty was not true in all material respects as of the Closing Date.

         140 MISCELLANEOUS.

                  14.1. ASSIGNABILITY. The terms, conditions and covenants of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective nominees, successors, beneficiaries and assigns; provided, however, no direct or indirect conveyance, assignment or transfer of any interest whatsoever of, in or to the Property or of this Agreement shall be made by any party hereto during the term of this Agreement without the prior written consent of the other parties. Notwithstanding the foregoing, Buyer may, without the consent of any other party hereto, assign or transfer all of its rights under this Agreement, including without limitation the right to take title to the CILP Partnership Interest and the CILP COLP Interest, provided however that Buyer shall not be relieved of any of its obligations hereunder (including without limitation the obligation to pay the Purchase Price) by reason of any such assignment or transfer, but shall rather be jointly and severally responsible for such obligations with any assignee or transferee.

                  14.2. EXPENSES. Except and to the extent as otherwise expressly provided to the contrary herein, the parties hereto shall each bear their own respective costs and expenses relating to the transactions contemplated hereby, including, without limitation, fees and expenses of legal counsel or other representatives for the services used, hired or connected with the proposed transactions mentioned above.

                  14.3. LITIGATION. In the event of litigation between the parties with respect to the Property, this Agreement, the performance of their respective obligations hereunder or the effect of a termination under this Agreement, the losing party shall pay all costs and expenses incurred by the prevailing party in connection with such litigation, including, but not limited to, reasonable attorneys' fees of counsel selected by the prevailing party. The parties hereby further acknowledge and agree that in the event of litigation between them, as contemplated above, and the resolution of that litigation through compromise, settlement, or partial judgment, the court before which such litigation is initially brought shall have the right to allocate responsibility, between the parties hereto, for all costs and expenses (including, but not limited to, attorneys' reasonable fees) incurred by the parties in the pursuit of that litigation resolved through compromise, settlement or partial judgment. Notwithstanding any provision of this Agreement to the contrary, the obligations of the parties under this Section 14.3 shall survive termination of this Agreement and the Closing, if applicable.

                  14.4. LIMITATION OF LIABILITY. All liabilities and obligations of Buyer under this Agreement shall be those of Buyer only. Subject to the consummation of an assignment, CILP and COLP shall not, under any circumstances, look to any person or entity other than Buyer, including, but not limited to, any Affiliate of Buyer, for performance or satisfaction of Buyer's obligations and liabilities in connection with this Agreement. Without limiting the foregoing, none of Buyer or any Affiliate of Buyer or their respective trustees, beneficiaries, members, partners and shareholders shall incur any liability under any document or agreement required in connection with this Agreement, and Buyer shall not be required (in connection with this Agreement) to execute any document or agreement that does not expressly exculpate and release such parties and theirs respective successors, assigns, affiliates, officers, shareholders, partners, employees, agents and representatives from any liability or obligation arising out of, or in connection with, this Agreement.

                  14.5. REASONABLE EFFORTS. CILP, COLP and Buyer shall use their reasonable, diligent and good faith efforts, and shall cooperate with and assist each other in their efforts, to obtain any and all consents and approvals of third parties (including, but not limited to, governmental authorities) to the transaction contemplated hereby, and to otherwise perform as may be necessary or otherwise reasonably requested by the other party to effectuate the transfer of the CILP Partnership Interest and the CILP COLP Interest to Buyer in accordance with, and to otherwise carry out the purposes of, this Agreement. MOR, as a partner in COLP, hereby consents to the sale, transfer and conveyance of the CILP COLP Interest to Buyer in accordance with this Agreement. CILP, as a partner in COLP, hereby consents to the transfer and conveyance of the MOR COLP Interest to COP LP in accordance with the terms of this Agreement. To the extent COP LP becomes a partner in COLP, COP LP hereby consents to the sale, transfer and conveyance of the CILP COLP Interest to Buyer in accordance with this Agreement.

                  14.6. GOVERNING LAW; BIND AND INURE. This Agreement shall be governed by the laws of the State of Maryland and shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and personal representatives.

                  14.7. RECORDING. This Agreement or any notice or memorandum hereof shall not be recorded in any public record. A violation of this prohibition shall constitute a material breach of Buyer, entitling CILP to terminate this Agreement.

                  14.8. TIME OF THE ESSENCE. Time is of the essence of this Agreement.

                  14.9. HEADINGS. The headings preceding the text of the paragraphs and subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

                  14.10. COUNTERPARTS. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  14.11. EXHIBITS. All Exhibits and Schedules which are referred to herein and which are attached hereto or bound separately and initialed by the parties are expressly made and constitute a part of this Agreement.

                  14.12. SUBMISSION NOT AN OFFER OR OPTION. The submission of this Agreement or a summary of some or all of its provisions for examination or negotiation by any party hereto does not constitute an offer by such party to enter into an agreement to sell or purchase the Partnership Interests, and no party shall be bound to the other with respect to any such purchase and sale until a definitive agreement satisfactory to the parties hereto in their sole discretion is executed and delivered by such parties.

                  14.13. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Schedules and Exhibits hereto set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as contained herein. This Agreement may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party or parties against whom enforcement of any waiver, change, modification, consent or discharge is sought.

                  14.14 FAILURE OF MOR-COP LP EXCHANGE. In the event that, for any reason whatsoever, MOR and COP LP fail to consummate the transaction described in Section 1A above (the "Exchange") on or before the Closing Date (as such date may be extended pursuant to Section 6.1 above), unless CILP elects, in its sole and absolute discretion, to extend the Closing, then, notwithstanding any other provision of this Agreement, CILP shall sell, transfer, assign and convey the CILP Partnership Interest to Buyer, COLP shall sell, transfer, assign and convey the COLP Partnership Interest to Buyer, and Buyer shall purchase and accept the same from CILP and COLP for a purchase price of Twenty-Six Million Dollars ($26,000,000.00), and on such other terms and conditions as are set forth in the Purchase and Sale Agreement attached hereto as EXHIBIT E (the "ALTERNATIVE CONTRACT"), provided that the "Contract Date" as that term is used in the Alternative Contract shall have the same meaning as the "Contract Date" as that term is used herein. Upon the failure of MOR and COP LP to timely consummate the Exchange for any reason whatsoever, unless CILP elects in its sole and absolute discretion to extend the Closing, the obligations of CILP, COLP and Buyer under this Section 14.14 shall be immediately effective without further act of any party. Notwithstanding the foregoing, upon the failure of the Exchange as aforesaid, unless CILP elects in its sole and absolute discretion to extend the Closing, CILP, COLP and Buyer each agree to confirm their obligations hereunder by promptly executing the Alternative Contract, effective as of the Contract Date (as defined herein). Upon the full execution of the Alternative Contract by all parties thereto, this Agreement shall be null and void. In the event that MOR and COP LP fail to consummate the Exchange on or before the Closing Date, MOR hereby consents to the transactions described in this Section
14.14. Without limiting any of the provisions of this Section 14.14, the parties hereto acknowledge that the Exchange is the preferable method to achieve the objectives of this Agreement.



         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

         CILP:      COPLEY INVESTORS LIMITED PARTNERSHIP,
                    a Delaware Limited Partnership

                             By:      Copley Management Partnership,
                                      a Massachusetts general partnership, its
                                      Managing Partner

                                      By:      AEW Advisors, Inc., a
                                               Massachusetts corporation, its
                                               Managing General Partner

                                               By: /s/ Alison Husid Cutler
                                                  ------------------------------
                                                        Name:Alison Husid Cutler
                                                        Title:Vice President

         BUYER:      CORPORATE ACQUISITIONS, INC.,
                     a Delaware corporation



                     By:     /s/ Roger A. Waesche Jr.
                             --------------------------------
                              Name: ROGER A. WAESCHE JR.
                              Title: Sr. V.P. & CFO

         TITLE COMPANY:  ANCHOR TITLE COMPANY,
                                    a Maryland corporation

                             By: /s/ M. Charlotte Powel
                                 --------------------------------------
                                      Name:M. Charlotte Powel
                                      Title: President


         MOR:    M.O.R. COMMONS LIMITED PARTNERSHIP

                            By:  RA & DM, Inc., its general partner

                                 By: /s/ Richard Alter
                                    --------------------------------------
                                     Name:Richard Alter
                                     Title:President


         COP LP: CORPORATE OFFICE PROPERTIES, L.P.

                            By:  Corporate Office Properties Trust,
                                 its general partner



                            By:  /s/ Roger A. Waesche Jr.
                                 -------------------------------
                                     Name: ROGER A. WAESCHE JR.
                                     Title: Sr. V.P. and CFO

         COLP: CILP/COMMONS OFFICE LIMITED PARTNERSHIP, a Delaware limited partnership

                     By: Copley Investors limited Partnership, a Delaware limited partnership, its Managing General Partner

                              By:      Copley Management Partnership,
                                       a Massachusetts general partnership, its
                                       Managing General Partner

                                       By:      AEW Advisors, Inc., a
                                                Massachusetts corporation, its
                                                Managing General Partner

                                                By: /s/ Alison Husid Cutler
                                                   ---------------------------
                                                       Name:Alison Husid Cutler
                                                       Title:Vice President

                                    EXHIBIT A

              Property Owned by Commons Office Research Partnership

1.  Lots 2 (0.919 ac), 3 (3.305 ac), 4 (4.006 ac), 11 (SWM - 0.537 ac) and 12
    (1.440 ac) and Cemetery (.270 ac) as shown on the Plat, dated by the surveyor on June 27, 1988 and entitled "Commons Corporate Center, W1-B Industrial Park District, Harmans, Maryland" and recorded among the Land Records of Anne Arundel County, Maryland as Plat Nos. 5892 and 5893 in Plat Book 112 at folios 17 and 18;

2. Lot 6A (5.23 ac) and Lot 6B (3.31 ac) as shown on the Plat, dated by the surveyor on November 21, 1990 and entitled "Commons Corporate Center Resubdivision of Lots 6 and 7" which plat is recorded as aforesaid in Plat Book 133 at page 49 as Plat No. 6972;

3. Lots 7 (3.89 ac), 9 (2.86 ac) and 10 (3.46 ac) as shown on a plat, dated by the surveyor on July 13, 1992 and entitled "Administrative
    Resubdivision of Commons Corporate Center, Lots 7, 8, 9 and 10" which Plat is recorded as aforesaid in Plat Book 148 at pages 3 and 4 as Plat Nos. 7976 and 7977;

4. Together with and subject to those easements and other rights granted pursuant to that certain Declaration Establishing Reciprocal Parking and Access Rights dated May 9, 1986 as recorded in Liber 4071 at folio 450 as amended four times, each amendment of which is recorded among the Land Records aforesaid;

5. Together with and subject to those easements and other rights granted pursuant to that certain Declaration of Protective Covenants for Baltimore Commons Business Park, dated November 27, 1974 and recorded as aforesaid in Liber 2749 at folio 356, certain rights of which were assigned pursuant to the Assignment and Assumption Agreement recorded in Liber 5390 of folio 712; and

6. Together with and subject to the rights to use and the obligation to maintain, in common with others entitled thereto, the private road known as Mellon Road as shown on the Plats described in item 1 above.

                                    EXHIBIT B

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         Assignment and Assumption Agreement dated this ___ day of ________, 1999 by and among ("Assignor"), and _________________, a _________________
("Assignee").

                                  WITNESSETH:

         WHEREAS, Assignor is the holder of a ___% partnership interest (the "Partnership Interest") in __________, (the "Partnership"), governed by ________________________ (the "Partnership Agreement"); and

         WHEREAS, Assignor and Corporate Acquisitions, Inc. ("Buyer") have entered into a Purchase and Sale Agreement dated __________, 1999 with respect to the transfer of the Partnership Interest from Assignor to Assignee (the "Purchase and Sale Agreement"); and

         WHEREAS, Assignee is the assignee of Buyer's rights under the Purchase and Sale Agreement; and

         WHEREAS, Assignor desires to assign and convey the Partnership Interest to Assignee in accordance with the provisions of the Purchase and Sale Agreement, and Assignee desires to so acquire the Partnership Interest.

         NOW, THEREFORE, for good and valuable consideration, and in consideration of the covenants and agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

         1. ASSIGNMENT OF THE PARTNERSHIP INTEREST. Assignor hereby assigns, conveys and transfers to Assignee, its successors and assigns, as of the date hereof, all of its right, title and interest in and to the Partnership Interest, including without limitation all allocations of profits and losses, and distributions of cash or other property, represented by the Partnership Interest, from and after the date hereof.

         2. ACCEPTANCE BY ASSIGNEE. Assignee hereby accepts the Partnership Interest assigned hereby and agrees to be substituted as a partner in the Partnership to the extent of the assigned Partnership Interest, and to be bound by and perform all of the obligations of Assignor under the Partnership
Agreement in respect of the Partnership Interest, from and after the date hereof.

         3. INDEMNIFICATION. Assignee covenants and agrees to indemnify and hold harmless Assignor for, from and against any actions, suits, proceedings or claims, and all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in connection therewith, based upon or arising out of any breach or alleged breach of any of the obligations of Assignee hereunder or out of any other facts connected with the Partnership, or the Partnership Interest, occurring or alleged to have occurred from and after the date hereof.

         4. RELEASE. Assignor does hereby, on its own behalf and on behalf of its successors, assigns, personal representatives and heirs (the "Releasors"), forever release, acquit, exonerate and discharge the Partnership and all of its respective past, present and future officers, directors, partners, subsidiaries, affiliates, agents, attorneys, servants and employees and their personal representatives, heirs, successors and assigns (the "Releasees") from all actions, causes of action, suits, proceedings, debts, sums of money, accounts, reckonings, contracts, agreements, promises, covenants, damages, controversies, demands, judgments, decrees, claims for damages, compensation, reasonable attorneys fees and costs and expenses of suit, and any and all claims, demands or liabilities whatsoever of every nature, in law, equity or otherwise (collectively, "Claims"), which the Releasors ever had, now have or could ever have against the Partnership. The foregoing release shall not apply to Claims which the Releasors may have had, now have, or could (in the future) have, against any past, present or future partners of the Partnership (the "Partners"), notwithstanding the fact that the Partners may be past, present or future partners of the Partnership, it being Assignor's intention that the Partners shall not suffer liability, as partners of the Partnership, for Claims asserted by Assignor against the Partnerships, but that Assignor shall reserve the right to assert, prosecute and collect upon any Claims it may have directly against the Partners. The provisions of this Section 4 shall survive the closing under the Purchase and Sale Agreement.

         5. BINDING EFFECT. This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

         6. CONSTRUCTION; DEFINITIONS. This Assignment shall be construed according to the laws of the State of Maryland. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase and Sale Agreement.

         7. COUNTERPARTS. This Assignment may be executed in counterparts, which taken together shall constitute one original instrument.

         8. NON-RECOURSE. Assignee agrees that the liability of Assignor under this Assignment, the Purchase and Sale Agreement, and any other agreement, document, certificate or instrument executed in connection with the transaction contemplated herein, or under any law applicable to the Property or this transaction, shall be limited as provided in Section 3 and Section 9.4 of the Purchase and Sale Agreement.

         DATED as of the day and year first above written.


ASSIGNOR:
                                    --------------------------------------------


                                    By:
                                            ------------------------------------
                                            Name:
                                            Title:


ASSIGNEE:
                                    --------------------------------------------

                                    By:
                                            ------------------------------------
                                            Name:
                                            Title:



         The undersigned hereby consents to the above-described assignment.


                                            CORPORATE OFFICE PROPERTIES, L.P.

                                    By:      ______________, Inc., its general
                                             partner

                                            By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

                                   EXHIBIT B-1

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         Assignment and Assumption Agreement dated this ___ day of ________, 1999 by and among The Travelers Casualty and Surety Company ("Assignor"), and _________________, a _________________ ("Assignee").

                                   WITNESSETH:

         WHEREAS, Assignor is the holder of a 25% limited partnership interest (the "Partnership Interest") in MCA Phase III-A Limited Partnership, a Connecticut limited partnership (the "Partnership"), governed by an Agreement of Limited Partnership of MCA Phase III-A Limited Partnership dated December 31, 1990, as amended by a First Amendment to Agreement of Limited Partnership of MCA Phase III-A Limited Partnership dated January 1, 1991 (as so amended, the "Partnership Agreement"); and

         WHEREAS, Assignor desires to assign and convey the Partnership Interest to Assignee, and Assignee desires to so acquire the Partnership Interest.

         NOW, THEREFORE, for good and valuable consideration, and in consideration of the covenants and agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

         1. ASSIGNMENT OF THE PARTNERSHIP INTEREST. Assignor hereby assigns, conveys and transfers to Assignee, its successors and assigns, as of the date hereof, all of its right, title and interest in and to the Partnership Interest, including without limitation all allocations of profits and losses, and distributions of cash or other property, represented by the Partnership Interest, from and after the date hereof.

         2. ACCEPTANCE BY ASSIGNEE. Assignee hereby accepts the Partnership Interest assigned hereby and agrees to be substituted as a partner in the Partnership to the extent of the assigned Partnership Interest, and to be bound by and perform all of the obligations of Assignor under the Partnership Agreement in respect of the Partnership Interest, from and after the date hereof.

         3. INDEMNIFICATION. Assignee covenants and agrees to indemnify and hold harmless Assignor for, from and against any actions, suits, proceedings or claims, and all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in connection therewith, based upon or arising out of any breach or alleged breach of any of the obligations of Assignee hereunder or out of any other facts connected with the Partnership, or the Partnership Interest, occurring or alleged to have occurred from and after the date hereof.

         4. RELEASE. Assignor has been advised that Assignor and Commons Office Research Partnership ("Commons") are the sole partners of the Partnership; Copley Investors Limited Partnership ("CILP") and CILP/Commons Office Limited Partnership ("COLP") are the sole partners of Commons; and CILP and M.O.R. Commons Limited Partnership ("MOR") are the sole partners of COLP.

         Assignor does hereby, on its own behalf and on behalf of its successors, assigns, personal representatives and heirs (the "Releasors"), forever release, acquit, exonerate and discharge the Releasees (defined below) from all actions, causes of action, suits, proceedings, debts, sums of money, accounts, reckonings, contracts, agreements, promises, covenants, damages, controversies, demands, judgments, decrees, claims for damages, compensation, reasonable attorneys fees and costs and expenses of suit, and any and all claims, demands or liabilities whatsoever of every nature, in law, equity or otherwise (collectively, "Claims"), which the Releasors ever had, now have or could ever have against the Releasees.

         As used herein, the term "Releasees" shall mean:

         (a) The Partnership and all of its past, present and future officers, directors, subsidiaries, affiliates, agents, attorneys, servants and employees and their personal representatives, heirs, successors and assigns;

         (b) Commons and all of its past, present and future officers, directors, subsidiaries, affiliates, agents, attorneys, servants and employees and their personal representatives, heirs, successors and assigns; and

         (c) COLP and all of its past, present and future officers, directors, subsidiaries, affiliates, agents, attorneys, servants and employees and their personal representatives, heirs, successors and assigns.

         The foregoing release shall not apply to any Claims which the Releasors may have had, now have, or could (in the future) have against CILP or MOR, either directly or indirectly in their respective capacities (i) in the case of CILP, as a partner of Commons and/or a partner of COLP, or (ii) in the case of MOR, as a partner of COLP, it being Assignor's intention that the Releasors may assert Claims against the Partnership, Commons or COLP to the extent, but only to the extent, necessary in order to assert, prosecute and collect upon Claims against CILP or MOR, in their respective capacities as a partner of Commons and/or a partner of COLP. It is expressly agreed that the Claims described in the immediately preceding sentence may be asserted, prosecuted and collected upon only to the extent that the Partnership, Commons and COLP (as distinguished from CILP and MOR) do not suffer any liabilities as a result thereof.

         The provisions of this Section 4 shall survive the assignment made hereby.

         5. BINDING EFFECT. This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

         6. CONSTRUCTION; DEFINITIONS. This Assignment shall be construed according to the laws of the State of Maryland.

         7. COUNTERPARTS. This Assignment may be executed in counterparts, which taken together shall constitute one original instrument.

         8. REPRESENTATIONS AND WARRANTIES. Assignor hereby represents and warrants to Assignee that (a) Assignor has been duly organized and is validly existing under the laws of the State of ; (b) the assignment effected hereby has been duly authorized by Assignor; (c) Assignee owns the Partnership Interest free and clear of all liens, claims and encumbrances; (d) together, Assignor and Commons Office Research Partnership, a Maryland general partnership, own one hundred percent (100%) of the partnership interests in the Partnership. EXCEPT AS EXPRESSLY SET FORTH HEREIN, ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES CONCERNING ASSIGNOR, THE PARTNERSHIP INTEREST, THE PARTNERSHIP OR ANY PROPERTY OR ASSETS OWNED BY THE PARTNERSHIP.

                  Assignee hereby represents and warrants to Assignor that, as of the date hereof, (1) Assignee is not an employee benefit plan as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, nor a plan as defined in
Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as a "Plan"), (2) Assignee is not a "party in interest" to a Plan as defined in Section 3(14) of ERISA, and (3) the assets of Assignee do not constitute "plan assets" of one or more such Plans within the meaning of Department of Labor Regulation Section 2510.3-101.

         DATED as of the day and year first above written.


ASSIGNOR:           THE TRAVELERS CASUALTY AND SURETY COMPANY


                    By:
                            ----------------------------------
                            Name:
                            Title:



ASSIGNEE:
                    ------------------------------------------

                    By:
                            ----------------------------------
                            Name:
                            Title:



         The undersigned hereby consents to the above-described assignment.

                    COMMONS OFFICE RESEARCH PARTNERSHIP

                    By:      Copley Investors Limited Partnership,
                             its general partner

                             By:      Copley Management Partnership,
                                      a Massachusetts general partnership, its
                                      Managing General Partner

                                      By:      AEW Advisors, Inc., a
                                               Massachusetts corporation, its
                                               Managing General Partner

                                               By:
                                                        ------------------------
                                                        Name:
                                                        Title:

                                   EXHIBIT C-1

                           TENANT ESTOPPEL CERTIFICATE

THIS IS TO CERTIFY THAT:

         1. The undersigned is the Lessee ("Tenant") under that certain Lease (the "Lease") dated _______________ by and between ___________________ as Landlord ("Landlord"), and
                  _____________________________________, as Tenant, covering those certain premises commonly known as _____________________________________________________________,
                  (the "Premises") in the property known as ______________________________,
                  __________________________________________________ (the
                  "Property").

         2. The Lease is in full force and effect and has not been assigned, modified, supplemented, altered or amended in any respect (except _____ as indicated following this sentence) and is the only lease or agreement between the undersigned and Landlord affecting the Premises. If none, state "none".
                   _________________________NONE______________________________.

         3. The undersigned has accepted possession and now occupies the Premises and is currently open for business. The improvements, space and parking facilities, if any, required to be furnished under the Lease have been completed and furnished and are satisfactorily completed in all respects. All conditions of the Lease to be performed by Landlord prior to the full effectiveness of the Lease have been satisfied. Any required payments or inducement from Landlord to Tenant have been made, except _________________________________ (if none, so indicate).

         4. The undersigned has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default under the Lease on the part of Tenant or Landlord.

         5. The lease term began _______________, and the current lease term expires ______________. The fixed minimum rent presently being paid is ____________________. All rentals, charges and other obligations on the part of the undersigned under the Lease have been paid to and including ______________, 19___. No rental, other than for the current month, has been paid in advance.

         6. In addition to the above-referenced fixed minimum rent, the Tenant pays its pro-rata share of real estate taxes and operating expenses [IN EXCESS OF DESCRIBE BASE IF APPLICABLE.]

         7. There are no existing defenses which the undersigned has against the enforcement of the Lease by Landlord. The undersigned is entitled to no free rent nor any credits, offsets or deductions in rent, nor other leasing concessions except as follows:__________________________________________

         8. The Lease contains, and the undersigned has, no outstanding options or rights of first refusal to purchase the Premises or any part thereof or the real property of which the Premises are a part. As used in this paragraph, the term "options" shall not include options to renew or extend the terms of the Lease.

         9. The amount of the security deposit presently held under the Lease is $____________________ (if none, so indicate).

         10. No actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy laws of the United States or any state thereof.

         11. This certification is made with the knowledge that it will be relied upon in connection with financings and sales of the Property and may be relied upon by the current and any future Landlord of the Premises, any current or future holder of a mortgage or deed of trust of the Property, and their respective successors and assigns.

         12. Upon completion please return to Landlord, Commons Office Limited Partnership
                  c/o AEW Capital Management, L.P.
                  225 Franklin Street
                  Boston, Massachusetts 02110
                  Attention:  General Counsel

DATED this _____ day of _________________, 1999.

THIS ESTOPPEL MUST BE                       TENANT:
DATED WHEN SIGNED.
                                                     [Name of Tenant]

                                                     By:
                                                        ------------------------
                                                              Name:
                                                                   -------------
                                                              Its:
                                                                   -------------

                                   EXHIBIT C-2

                          LANDLORD ESTOPPEL CERTIFICATE


THIS IS TO CERTIFY TO ____________ ("BUYER") THAT:

         1. _______________ is the Lessee ("Tenant") under that certain Lease (the "Lease") dated _______________ by and between ___________________ as Landlord ("Landlord"), and Tenant, covering those certain premises commonly known as ___________________________________________________ (the
                  "Premises"), in _____________, ____________________ (the
                  "Property").

         2. The Lease is in full force and effect and has not been assigned, modified, supplemented, altered or amended in any respect (except as indicated following this sentence) and is the only lease or agreement between Tenant and Landlord affecting the Premises. If none, state "none".
                  ___________________________________________________________.

         3. To the best of the undersigned's actual knowledge, Tenant has accepted possession and now occupies the Premises and is currently open for business. The improvements, space and parking facilities, if any, required to be furnished under the Lease by Landlord have been completed and furnished and are satisfactorily completed in all respects. All conditions of the Lease to be performed by Landlord prior to the full effectiveness of the Lease have been satisfied. Any required payment or inducement from Landlord to the Tenant have been made, except ___________________________ (if none, so indicate.)

         4. The undersigned has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default under the Lease on the part of Tenant or Landlord.

         5. The lease term began _______________, and the current lease term expires ______________. The fixed minimum rent presently being paid is ____________________. All rentals, charges and other obligations on the part of the Tenant under the Lease have been paid to and including ______________, 19___. No rental, other than for the current month, has been paid in advance.

         6. In addition to the above-referenced fixed minimum rent, the Tenant pays its pro-rata share of real estate taxes and operating expenses [IN EXCESS OF - DESCRIBE BASE, IF APPLICABLE].

         7. To the knowledge of the undersigned, there are no existing defenses which Tenant has against the enforcement of the Lease by Landlord. Tenant is entitled to no free rent nor any credits, offsets or deductions in rent, nor other leasing concessions except as follows: _____________________________

         8. The Lease contains, and the Tenant has, no outstanding options or rights of first refusal to purchase the Premises or any part thereof or the real property of which the Premises are a part. As used in this paragraph, the term "options" shall not include options to renew or extend the terms of the Lease.

         9. The amount of the security deposit presently held under the Lease is $____________________________ (if none, so indicate).

         10. To the knowledge of the undersigned, no actions, whether voluntary or otherwise, are pending against Tenant under the bankruptcy laws of the United States or any state thereof.

         11. This certification is made with the knowledge that it will be relied upon by the Buyer in connection with its acquisition of property of which Premises are a part, and the lender providing acquisition financing to Buyer. By its acceptance hereof, Buyer and any such lender acknowledge and agree that
                  (i) the liability of the undersigned hereunder, and under that certain Purchase and Sale Agreement between the undersigned and Buyer dated ________________ (the "Purchase Agreement"), and any other agreement, document, certificate or instrument delivered by the undersigned to Buyer, or under any law applicable to the Property or the transaction described in the Purchase Agreement, shall be limited as provided in Section
                  9.4 of the Purchase Agreement; and (ii) the knowledge of the undersigned shall be limited as provided in Section 3 of the Purchase Agreement.

DATED this _____ day of _________________, 199_.

THIS ESTOPPEL MUST BE
DATED WHEN SIGNED.

                 COPLEY INVESTORS LIMITED PARTNERSHIP,
                 a Delaware Limited Partnership

                          By:      Copley Management Partnership,
                                   a Massachusetts general partnership, its
                                   Managing Partner

                                   By:      AEW Advisors, Inc., a
                                            Massachusetts corporation, its
                                            Managing General Partner

                                            By:
                                               ---------------------------------
                                                     Name:
                                                     Title:

                                    EXHIBIT D

                                 [See attached]

                                   SCHEDULE 1

                                     LEASES

                                 [See attached]

                                   SCHEDULE 2

                                    CONTRACTS

                                 [See attached]